UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report(Date of earliest event reported):September 23, 2005



                              DGSE COMPANIES, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)




                                     NEVADA
                                     ------
                 (State or other jurisdiction of incorporation)





        1-11048                                          88-0097334
        -------                                          ----------
(Commission file number)                    (IRS employer identification number)




                      2817 Forest Lane, Dallas, Texas 75234
                      -------------------------------------
                     (Address of principal executive office)




        Registrant's telephone number, including area code: (972)484-3662

Section 8 - Other Events

Item 8.01 Other Events

DALLAS, Texas (September 27, 2005) - DGSE Companies, Inc. (Nasdaq: "DGSE"), which wholesales, retails and auctions fine watches, jewelry, diamonds, precious metal and rare coin products via traditional and Internet channels, operates two consumer pawn operations in Dallas, Texas and three American Pay Day Centers in New Mexico today announced that it had retained the Dallas investment banking firm of Southwest Securities, Inc. to explore strategic alternatives to enhance shareholder value, which may include the possible sale of the Company.

"We are pleased to announce that we have engaged Southwest Securities, a member of the New York Stock Exchange, to help us find comprehensive ways to increase our shareholder value." said William H. Oyster, President and Chief Operating Officer of DGSE Companies, Inc. Mr. Oyster continued, "We believe that our publicly traded securities do not reflect the inherent value of the Company's activities. The engagement of Southwest Securities will give us an opportunity to professionally examine a range of short term and long term possibilities."

DGSE Companies, Inc. wholesales, retails and auctions fine watches, jewelry, diamonds, precious metal and rare coin products to domestic and international customers through its Dallas Gold and Silver Exchange and Charleston Gold and Diamond Exchange subsidiaries, as well as through the internet. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country. The Company's Consumer Finance Division operates two pawn operations in Dallas, Texas and three American Pay Day Centers in New Mexico. In addition to its retail facilities, the Company operates live Internet auctions which can be accessed at www.dgse.com. Real-time price quotations and real-time order execution in precious metals are provided on another DGSE web site at www.USBullionExchange.com. Wholesale customers can access our full vintage watch inventory through the restricted site at www.FairchildWatches.com.


                                    SIGNATURE

In accordance with section 13 and 15(d) of the Exchange Act, the Registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            DGSE COMPANIES, Inc.

                                             /s/ Dr. L.S. Smith
                                            ------------------------------------
                                            Dr. L.S. Smith
                                            Chairman of the Board
Dated: September 27, 2005